Exhibit 10.54

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of April 20, 2015 (this “Agreement”) among Ronald L. Chez (“Chez”), First Bank & Trust as Custodian for Ronald L. Chez IRA (“Chez IRA”), D. Jonathan Merriman (“Merriman”), Kenneth R. Werner (“Werner”), William J. Febbo (“Febbo”), Patrick W. O’Brien (“O’Brien”), Manatuck Hill Scout Fund LP (“Manatuck Hill”), James Ross Byrne Revocable Trust (“Byrne”), Babu Sivadasan (“Sivadasan”), Falcon Fund, Ltd. (“Falcon”) and Steven Eskenazi (“Eskenazi” and, together with Chez, Chez IRA, Merriman, Werner, Febbo, O’Brien, Manituck Hill, Byrne, Sivadason and Falcon, collectively, the “Subordinated Lenders”), and EGS, LLC, a Delaware limited liability company (together with its successors and assigns, the “Senior Lenders”), and Merriman Holdings, Inc., a Delaware corporation (the “Borrower”).

RECITALS

WHEREAS, the Borrower has made the promissory notes listed in Exhibit A payable to the respective Subordinated Lenders (together, the “Subordinated Notes”);

WHEREAS, the Subordinated Notes are secured by liens and security interests in all of the capital stock of Merriman Capital, Inc., a Delaware corporation, owned by the Borrower, which is composed of 99.998% of the issued and outstanding Common Stock, par value $.001 per share, of such corporation (which class of capital stock constitutes the only authorized, issued or outstanding class of capital stock of such corporation) (the “Pledged Securities”);

WHEREAS, Borrower has requested the Senior Lenders to make a loan to the Borrower in the principal amounts of $1,000,000, which shall be evidenced by one or more promissory notes made payable to the order of the respective Senior Lenders (each, a “Senior Note”, and together, the “Senior Notes”)

WHEREAS, the obligations of the Borrower in respect of the Senior Notes also are secured by liens and security interests in all of the Pledged Securities;

WHEREAS, it is a condition to the willingness of the Senior Lender to make the loans evidenced by the Senior Notes that the Subordinated Lenders and the Borrower enter into this Agreement; and

WHEREAS, the Senior Lender and the Subordinated Lenders have agreed to the subordination and other intercreditor provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1                Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors or affecting creditors’ rights generally.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in Los Angeles, California are authorized or required by law to close.

“Collateral” means all of the assets and property of the Borrower, whether real, personal or mixed, constituting Senior Collateral or Subordinated Collateral.

“Discharge of Senior Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)                 payment in cash or immediately available funds of all amounts owing on account of the Senior Obligations, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding; and

(b)                 termination or expiration of all commitments, if any, to extend credit that would constitute Senior Obligations.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Exercise any Creditor Remedies” or “Exercise of Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of any Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any other right or remedy provided to a secured creditor under the Senior Loan Documents or the Subordinated Loan Documents (including the exercise of any right of setoff or recoupment with respect to any obligations owed to the Borrower), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Senior Loan Documents, the Subordinated Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to all or any material portion of the Collateral to facilitate the actions described in the preceding clauses), (e) the acceleration of the maturity of any debt obligation after any breach of or default under any document or instrument evidencing or governing such debt obligation, or the exercise of any right to have a debt obligation repurchased or pre-paid prior to the stated maturity thereof, (f) the exercise of any unsecured creditor remedies, including any legal action or other attempt to enforce payment of or collect any debt obligation, or (g) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against the Borrower or any assets of the Borrower.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means:

(a)                 any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Borrower;

(b)                 any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to the Borrower or with respect to a material portion of its assets;

(c)                 any liquidation, dissolution, or winding up of the Borrower whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)                 any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Borrower.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Senior Collateral” means the Pledged Securities and all other assets and property of the Borrower, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Senior Obligation, in each case including all proceeds and products thereof.

“Senior Collateral Documents” means the Stock Pledge Agreement dated as of April 20, 2015 between the Borrower and the Senior Lender, as the same may be amended or otherwise modified from time to time, and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Senior Obligation or under which rights or remedies with respect to such Liens are governed.

“Senior Default” means any “Event of Default”, as such term is defined in any Senior Loan Document.

“Senior Lenders” has the meaning set forth in the preamble to this Agreement.

“Senior Loan Documents” means the Senior Notes, Senior Collateral Documents and each other document or instrument from time to time executed and delivered in connection therewith.

“Senior Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Senior Notes or any other Senior Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Senior Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Borrower, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding) in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Subordinated Collateral” means the Pledged Securities and all other assets and property of the Borrower or any other Person, whether real, personal, or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Subordinated Obligations, in each case including all proceeds and products thereof.

“Subordinated Collateral Documents” means the Subordinated Security Agreements and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) by the Borrower or any other Person securing any Subordinated Obligations or under which rights or remedies with respect to such Liens are governed.

“Subordinated Default” means any “default” or “event of default” under any Subordinated Loan Document.

“Subordinated Lenders” has the meaning set forth in the preamble to this Agreement.

“Subordinated Loan Documents” means the Subordinated Notes and the Subordinated Collateral Documents.

“Subordinated Notes” has the meaning set forth in the recitals to this Agreement.

“Subordinated Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Subordinated Notes or any other Subordinated Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Subordinated Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Borrower, or that would have accrued or become due under the terms of the Subordinated Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Subordinated Security Agreements” means, collectively, the stock pledge agreements between the Borrower and the respective Subordinated Lenders identified in Exhibit B, as the same may be amended or otherwise modified from time to time.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2                Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. Unless the context requires otherwise:

(a)                 except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b)                 any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c)                 any definition of or reference to Senior Obligations or the Subordinated Obligations herein shall be construed as referring to the Senior Obligations or the Subordinated Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d)                 any reference herein to any person shall be construed to include such person’s successors and assigns and as to the Borrower shall be deemed to include a receiver, trustee, or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assignee of such person;

(e)                 the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f)                  all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise specified; and

(g)                 the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2. Lien Priorities; Debt Priorities.

2.1                Relative Lien Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Subordinated Obligations granted with respect to any Collateral or of any Liens securing the Senior Obligations granted with respect to any Collateral, and notwithstanding any contrary provision of the UCC or any other applicable law or the Subordinated Loan Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the Senior Obligations, or any other circumstance whatsoever, each Subordinated Lender hereby agrees that:

(a)                 any Lien with respect to any Collateral securing any Senior Obligations now or hereafter held by or on behalf of, or created for the benefit of, the Senior Lenders or any of them or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior in right to any Lien with respect to any Collateral now or hereafter held by or on behalf of, or created for the benefit of, any Subordinated Lenders or any agent or trustee therefor; and

(b)                 any Lien with respect to any Collateral now or hereafter held by or on behalf of, or created for the benefit of, any Subordinated Lender or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to all Collateral securing any Senior Obligations.

All Liens with respect to the Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Subordinated Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower or any other person.

2.2                Prohibition on Contesting Liens. Each Subordinated Lender agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the extent, priority, validity, attachment, perfection or enforceability of a Lien held by or on behalf of any Senior Lender in the Senior Collateral (or the extent, validity, allowability, or enforceability of any Senior Obligations secured thereby or purported to be secured thereby) or the provisions of this Agreement, and each Senior Lender agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the extent, priority, validity, attachment, perfection or enforceability of a Lien held by or on behalf of any Subordinated Lender in the Subordinated Collateral (or the extent, validity, allowability, or enforceability of any Subordinated Obligations secured thereby or purported to be secured thereby) or the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Lender or Subordinated Lender to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Senior Obligations as provided in Sections 2.1 and 3.

2.3                New Liens. So long as the Discharge of Senior Obligations has not occurred, and so long as no Insolvency Proceeding has been commenced by or against the Borrower, the parties hereto agree that neither the Borrower nor any affiliate thereof shall grant any additional Liens on any asset to secure any Subordinated Obligation unless the Borrower or such affiliate (1) gives the Senior Lender at least five (5) Business Days prior written notice thereof and (2) also grants a Lien on such asset to secure the Senior Obligations concurrently with the grant of a Lien thereon in favor of the Subordinated Lenders. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Lender, each Subordinated Lender agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4                Relative Debt Priorities.

(a)                 The payment of all Subordinated Obligations shall be postponed and subordinated to the prior Discharge of all Senior Obligations.

(b)                 No Subordinated Lender shall demand or receive any payment or other distribution in respect of any Subordinated Obligation, and no payment or other distribution whatsoever in respect of any Subordinated Obligations shall be made by the Borrower or any other Person, nor shall any property or assets of the Borrower be applied to the purchase or other acquisition or retirement of any Subordinated Obligations, until after the Discharge of all Senior Obligations.

Any payments or other distributions received or retained by any Subordinated Lender in violation of this Section 2.4 will be subject to Section 4.2.

SECTION 3. Exercise of Remedies.

3.1                Standstill. Until the Discharge of Senior Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Borrower, the Subordinated Lenders:

(a)                 will not exercise or seek to exercise any rights or remedies with respect to any Collateral or with respect to any Subordinated Obligation (including any Exercise of Creditor Remedies);

(b)                 will not contest, protest, or object to any Exercise of Creditor Remedies by any Senior Lender; and

(c)                 will not object to (and waive any and all claims with respect to) the forbearance by the Senior Lenders from Exercising any Creditor Remedies.

3.2                Exclusive Enforcement Rights. Until the Discharge of Senior Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Borrower, the Senior Lenders shall have the exclusive right to Exercise any Creditor Remedies, in each case without any consultation with or the consent of any Subordinated Lender. In connection with any Exercise of Creditor Remedies, the Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3                Subordinated Permitted Actions. Anything to the contrary in this Section 3 notwithstanding, the Subordinated Lender (and any other Subordinated Lender) may, if an Insolvency Proceeding has been commenced by or against the Borrower, file a claim or statement of interest with respect to the Subordinated Obligations.

3.4                Retention of Proceeds. No Subordinated Lender shall be permitted to retain any proceeds of Collateral in connection with any Exercise of Creditor Remedies in any circumstance unless and until the Discharge of Senior Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

3.5                Non-Interference. Each Subordinated Lender hereby:

(a)                 agrees that the Subordinated Lenders will not take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Creditor Remedies by any Senior Lender, including any Disposition of the Collateral, whether by foreclosure or otherwise;

(b)                 waives any and all rights the Subordinated Lenders may have as a junior lien creditor or otherwise to object to the manner in which the Senior Lenders seek to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations granted in any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Lenders is adverse to the interest of the Subordinated Lenders; and

(c)                 acknowledges and agrees that no covenant, agreement or restriction contained in any Subordinated Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Lenders with respect to the Collateral as set forth in this Agreement and the Senior Loan Documents.

SECTION 4. Proceeds.

4.1                Application of Proceeds. Whether or not any Insolvency Proceeding has been commenced by or against the Borrower, any Collateral or proceeds thereof received in connection with any Exercise of Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (a) first, to the payment in full in cash of costs and expenses of the Senior Lenders in connection with such Exercise of Creditor Remedies, (b) second, to the payment in full in cash of the Senior Obligations in accordance with the Senior Loan Documents, (c) third, to the payment in full in cash of the Subordinated Obligations in accordance with the Subordinated Loan Documents or as otherwise required by applicable law. If any Exercise of Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Senior Lender that conducted the Exercise of Creditor Remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2                Turnover.

(a)                 Unless and until the Discharge of Senior Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Borrower:

(i)                   any Collateral or proceeds thereof received by any Subordinated Lender; and

(ii)                 any payments or distributions on account of the Subordinated Obligations received by any Subordinated Lenders;

shall, in each case, be segregated and held in trust and forthwith paid over to the Senior Lenders, ratably, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

(b)                 If, after the Discharge of Senior Obligations, any payment received by any Senior Lender on account of any Senior Obligation is rescinded or revoked or otherwise recovered from the Senior Lender, this Agreement shall be reinstated and each Subordinated Lender immediately shall pay to the Senior Lender in cash an amount equal to the sum of all payments received by such Subordinated Lenderon account of Subordinated Obligations.

SECTION 5. Releases; Dispositions; Other Agreements.

5.1                Releases.

(a)                 The Senior Lenders shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the Senior Loan Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to any Subordinated Lender.

(b)                 If, in connection with any Disposition in connection with the Exercise of Creditor Remedies by any Senior Lender as provided for in Section 3, the Senior Lenders release Liens on any part of the Collateral (or such Liens are released by operation of law) or releases the Borrower from its obligations in respect of the Senior Obligations, then the Liens of the Subordinated Lenders on such Collateral, and the obligations of the Borrower in respect of the Subordinated Obligations, shall be automatically, unconditionally, and simultaneously released.

(c)                 If, in connection with any Disposition of any Collateral by the Borrower with the consent of the Senior Lenders, The Senior Lenders release Liens on the portion of the Collateral that is the subject of such Disposition, then the Liens of the Subordinated Lenders on such Collateral shall be automatically, unconditionally, and simultaneously released.

(d)                 To the extent that the Liens of any Subordinated Lender in and to any Collateral are to be released as provided in this Section 5.1,

(i)                   the Subordinated Lenders shall promptly, upon the written request of the Senior Lenders, execute and deliver such release documents and confirmations of the authorization to file UCC amendments, in each case, as the Senior Lenders may reasonably require in connection with such Disposition to evidence and effectuate such release; provided, that any such release or UCC amendment by the Subordinated Lenders shall not extend to or otherwise affect any of the rights, if any, of the Subordinated Lenders to the proceeds from any such Disposition of any Collateral (to the extent not applied to the repayment of the Senior Obligations),

(ii)                 from and after the time that the Liens of the Subordinated Lenders in and to the Collateral are released, the Subordinated Lenders shall be automatically and irrevocably deemed to have authorized the Senior Lenders to file UCC amendments releasing the Collateral subject to such Disposition as to UCC financing statements between the Borrower and any Subordinated Lender to evidence such release, and

(iii)                in accordance with the provisions of applicable law, the Liens of the Subordinated Lenders shall automatically attach to any proceeds of any Collateral subject to any such Disposition to the extent not used to repay Senior Obligations.

(e)                 Until the Discharge of Senior Obligations occurs, each Subordinated Lender hereby irrevocably constitutes and appoints each Senior Lender and any officer or agent of the Senior Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Lender or in the Senior Lender’s own name, from time to time in Senior Lender’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any copyright mortgage reconveyances, financing statement amendments (form UCC3) or any other endorsements or other instruments of transfer or release.

5.2                Insurance. Unless and until the Discharge of Senior Obligations has occurred, if any Subordinated Lender shall, at any time, receive any proceeds of any insurance policy covering the Collateral, it shall pay such proceeds over to the Senior Lenders, ratably, in accordance with the terms of Section 4.2.

5.3                Amendments; Refinancings; Legend.

(a)                 The Senior Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Senior Obligations may be Refinanced, in each case without notice to, or the consent of, any Subordinated Lender, all without affecting the lien subordination or other provisions of this Agreement.

(b)                 The Subordinated Lenders will not transfer or assign any Subordinated Obligations to any other person and the Subordinated Loan Documents may not be amended, restated, modified, supplemented, substituted, refunded or refinanced, in each case, without the prior written consent of Senior Lenders (each acting in its sole discretion), and, without limitation of the foregoing (i) any such transfer, assignment, amendment, restatement, modification, supplement, substitution, refunding or refinancing shall not affect the subordination or other provisions of this Agreement, and (ii) in the case of a transfer, assignment, or refinancing, the holders of such debt shall bind themselves (in a writing addressed to the Senior Lenders) to the terms of this Agreement.

(c)                 The Borrower and the Subordinated Lenders agree that each Subordinated Loan Document shall at all times include the following:

“Anything herein to the contrary notwithstanding, the liens and security interests and obligations evidenced herein, and the exercise of any right or remedy with respect thereto, are subject to the provisions of the Intercreditor Agreement dated as of April __, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”). In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.4                When Discharge of Senior Obligations Deemed to Not Have Occurred. If the Borrower enters into any Refinancing of the Senior Obligations, then a Discharge of Senior Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Senior Obligations shall be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Senior Lenders under the Senior Loan Documents effecting such Refinancing shall be the Senior Lenders for all purposes of this Agreement.

5.5                Injunctive Relief. Should any Subordinated Lender in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, any Senior Lender may obtain relief against such Subordinated Lender by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by the Subordinated Lender that (a) the Senior Lenders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) by its execution of this Agreement, each Subordinated Lender waives any defense that the Borrower and/or the Senior Lenders cannot demonstrate damage and/or be made whole by the awarding of damages. Each Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Lender.

SECTION 6. Insolvency Proceedings.

6.1                Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding. The relative rights of the Senior Lenders and the Subordinated Lenders to payment of the Senior Obligations and the Subordinated Obligations, respectively, and in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2                Sales. Each Subordinated Lender agrees that it will consent to, and will not object to or oppose, any motion to Dispose of any Collateral free and clear of the Liens or other claims in favor of the Subordinated Lender under Section 363 or Section 1129 of the Bankruptcy Code if the Senior Lenders have consented to such Disposition of such assets.

6.3                Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Subordinated Lender agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of Senior Lenders or (b) oppose any request by any Senior Lender to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

6.4                No Waiver. Nothing contained herein shall prohibit or in any way limit the any Senior Lender from objecting in any Insolvency Proceeding involving the Borrower to any action taken by any Subordinated Lenders, including the seeking by any Subordinated Lender of adequate protection or the assertion by any Subordinated Lender of any of its rights and remedies under the Subordinated Loan Documents.

6.5                Avoidance Issues. If any Senior Lender is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of the Borrower any amount paid in respect of Senior Obligations (or if any Senior Lender elects to do so upon the advice of counsel) (a “Recovery”), then such Senior Lender shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6                Plan of Reorganization.

(a)                 If, in any Insolvency Proceeding involving the Borrower, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Obligations and on account of Subordinated Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Subordinated Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)                 The provisions of Section 1129(b)(1) of the Bankruptcy Code notwithstanding, the Subordinated Lenders agree that they will not propose, support, or vote in favor of any plan of reorganization of the Borrower that is inconsistent with the priorities or other provisions of this Agreement. In addition, unless the Senior Lenders consent in writing otherwise, the each Subordinated Lender shall not support or vote in favor of any plan of reorganization (and it shall vote to reject any plan of reorganization) unless such plan pays off, in cash in full, all Senior Obligations.

6.7                Further Assurances. The Senior Lenders may, and are hereby irrevocably authorized and empowered (in its own name or in the name of any Subordinated Lender or otherwise), but shall have no obligation to, (i) file claims and proofs of claim in respect of the Subordinated Lenders, and (ii) take such other action as the Senior Lenders may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Lenders hereunder.

SECTION 7. Waivers; Etc.

7.1                No Waiver of Lien Priorities.

(a)                 No right of the Senior Lenders or any of them to enforce any provision of this Agreement or any Senior Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by any Senior Lender, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Senior Loan Documents or any of the Subordinated Loan Documents, regardless of any knowledge thereof which the Senior Lenders, or any of them, may have or be otherwise charged with.

(b)                 Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of the Borrower under the Senior Loan Documents), the Senior Lenders and any of them may, at any time and from time to time in accordance with the Senior Loan Documents and/or applicable law, without the consent of, or notice to, any Subordinated Lenders, without incurring any liabilities to any Subordinated Lenders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Subordinated Lenders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of any Subordinated Lender:

(i)                   change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Senior Obligations or any Lien on any Senior Collateral or guarantee thereof or any liability of the Borrower or any other person, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by the Senior Lenders, the Senior Obligations, or any of the Senior Loan Documents;

(ii)                 sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Collateral or any liability of the Borrower or any other person to the Senior Lenders, or any liability incurred directly or indirectly in respect thereof;

(iii)                settle or compromise any Senior Obligation or any other liability of the Borrower or any other person or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Obligations) in any manner or order; and

(iv)               exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other person, elect any remedy and otherwise deal freely with the Borrower or any Senior Collateral and any security and any guarantor or any liability of the Borrower or any other person to the Senior Lenders or any liability incurred directly or indirectly in respect thereof.

(c)                 Except as otherwise provided herein, each Subordinated Lender also agrees that the Senior Lenders shall have no liability any Subordinated Lenders, and the Subordinated Lender hereby waives any claim against the any Senior Lender arising out of any and all actions which the Lender may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i)                   the Senior Loan Documents;

(ii)                 the collection of the Senior Obligations; or

(iii)                the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Senior Collateral. Each Subordinated Lender further agrees that the Senior Lenders have no duty to them in respect of the maintenance or preservation of the Senior Collateral, the Senior Obligations, or otherwise.

(d)                 Until the Discharge of Senior Obligations, each Subordinated Lender agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.2                Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of the Senior Lenders and the Subordinated Lenders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                 any lack of validity or enforceability of any Senior Loan Documents or any Subordinated Loan Documents;

(b)                 except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the Senior Obligations or Subordinated Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Loan Document or any Subordinated Loan Document;

(c)                 except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Subordinated Obligations or any guarantee thereof;

(d)                 the commencement of any Insolvency Proceeding in respect of the Borrower or any other person; or

(e)                 any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other person in respect of the Senior Obligations, any Senior Lender, the Subordinated Obligations or any Subordinated Lender in respect of this Agreement.

SECTION 8. Representations and Warranties and Miscellaneous Covenants.

8.1                Representations and Warranties of the Subordinated Lenders. Each Subordinated Lender hereby represents and warrants that it is the legal and beneficial owner of all right, title and interest in the Subordinated Notes reflected on Exhibit A as being owned by it.

8.2                Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a)                 such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)                 this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms; and

(c)                 the execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.3                Survival. All representations and warranties made by one party hereto in this Agreement shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party.

SECTION 9. Miscellaneous.

9.1                Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the Senior Loan Documents or any of the Subordinated Loan Documents, the provisions of this Agreement shall govern and control.

9.2                Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of debt and lien subordination and the Senior Lenders may continue, at any time and without notice to any Subordinated Lender, to extend credit and other financial accommodations to or for the benefit of the Borrower constituting Senior Obligations in reliance hereof. Each Subordinated Lender hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any person shall include such person as debtor and debtor-in-possession and any receiver or trustee for such person in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)                 with respect to the Senior Lenders, and the Senior Obligations, on the date of Discharge of the Senior Obligations; and

(b)                 with respect to the Subordinated Lenders, and the Subordinated Obligations, on the date that the Subordinated Obligations are paid in full in a manner that is not in violation of this Agreement.

9.3                Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

9.4                Information Concerning Financial Condition of the Borrower. The Senior Lenders, on the one hand, and the Subordinated Lenders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its subsidiaries and all endorsers and/or guarantors of the Senior Obligations or the Subordinated Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Subordinated Obligations. The Senior Lenders shall have no duty to advise any Subordinated Lender of information known to it or them regarding such condition or any such circumstances or otherwise.

9.5                Subrogation. With respect to any payments or distributions in cash, property, or other assets that any Subordinated Lender pays over to the Senior Lenders under the terms of this Agreement, the Subordinated Lender shall be subrogated to the rights of the Senior Lenders; provided, however, that, each Subordinated Lender hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all Senior Obligations has occurred. Any payments or distributions in cash, property or other assets received by any Subordinated Lenders that are paid over to the Senior Lenders pursuant to this Agreement shall not reduce any of the Subordinated Obligations.

9.6                SUBMISSION TO JURISDICTION; WAIVERS. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York, New York, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

9.7                Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given and received when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the initial addresses of the parties hereto shall be as reflected on the signature pages hereof and thereafter may be changed upon written notice to all of the other parties hereto.

9.8                Further Assurances. Each Senior Lender and each Subordinated Lender agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Senior Agent or any Subordinated Lender may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of the Borrower.

9.9                APPLICABLE LAW. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

9.10            Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Lenders and the Subordinated Lenders, and their respective successors and assigns.

9.11            Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12            Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13            No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the Senior Lenders and the Subordinated Lenders. In no event shall the Borrower be a third party beneficiary of this Agreement.

9.14            Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Subordinated Lenders on the other hand. Neither the Borrower or any other creditor thereof shall have any rights hereunder and the Borrower may not rely on the terms hereof. Nothing in this Agreement shall impair, as between the Borrower and the Senior Lenders, or as between the Borrower and the Subordinated Lenders, the obligations of the Borrower to pay principal, interest, fees and other amounts as provided in the Senior Loan Documents and the Subordinated Loan Documents, respectively.

9.15            Costs and Attorneys Fees. In the event it becomes necessary for any Senior Lender or Subordinated Lender to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

9.16            Integration. This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SUBORDINATED LENDERS:

__________________________________

Ronald L. Chez

FIRST BANK & TRUST, as Custodian for Ronald L. Chez IRA

By:_______________________________

James J. Kosinski, Vice President

__________________________________

D. Jonathan Merriman

__________________________________

Kenneth R. Werner

__________________________________

William J. Febbo

__________________________________

Patrick W. O’Brien

MANATUCK HILL SCOUT FUND

By: Manatuck Hill Partners, LLC

By:_____________________________
Thomas Scalia, Chief Financial Officer

JAMES ROSS BYRNE REVOCABLE TRUST

By:_______________________________

James Ross Byrne, as Trustee

__________________________________

Babu Sivadasan

FALCON FUND, LTD.

By:_______________________________

Houston Hall, General Partner

__________________________________

Steven Eskenazi

SENIOR LENDER:

EGS, LLC

By:_______________________________

BORROWER;

MERRIMAN HOLDINGS, INC.

By:_______________________________

D. Jonathan Merriman

Exhibit A

Subordinated Lender	Stated Principal Amount of Notes Held

Ronald L. Chez, and First Bank & Trust as Custodian for Ronald L. Chez IRA	$1,921,600
D. Jonathan Merriman	305,000
Kenneth R. Werner	35,000
William J. Febbo	10,000
Patrick W. O’Brien	10,000
Manatuck Hill Scout Fund LP	500,000
James Ross Byrne	120,000
Babu Sivadason	112,000
Falcon Fund, Ltd.	100,000
Steven Eskenazi	50,000
Total	$3,163,600